UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________________
FORM 8-K
 ____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 27, 2011
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TC Global, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3100 Airport Way South, Seattle, Washington 98134
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (206) 233-2070
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 ______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure
During the Annual Meeting of Shareholders convened on September 27, 2011, the Company announced that it expects to complete the fiscal year ending April 1, 2012 (“Fiscal Year 2012”) with total sales roughly equivalent to total sales achieved during the prior fiscal year, but to realize an 8% decrease in labor costs and a 30% decrease in other expenses. As a result, the Company expects to report a net loss of approximately $1.1 million for Fiscal Year 2012, which represents a 78% improvement in net loss, compared with the prior fiscal year. The Company also announced that it expects to experience comparable store sales for Fiscal Year 2012 in the four to five percent range, which is comparable to what it achieved in the quarterly periods ended July 3, 2011 and April 3, 2011.

These projections reflect management's current views with respect to our results of operations and performance in future periods, and involve known and unknown risks, uncertainties and other factors that could cause events, including our actual results, to differ materially from those expressed in our forward-looking statements. These factors, including our ability to successfully execute on our Fiscal Year 2012 operating plan, the performance of existing and new stores (including our ability to achieve comparable store sales growth, increase the average unit volume of new stores, and increase operating margins), and the success of our domestic and international franchisees, among others, could cause our financial performance to differ materially from our goals and expectations.

These and other risk factors discussed in Part I, Item 1A (“Risk Factors”) of our Annual Report on Form 10-K are among important factors of which we are currently aware that could cause actual results, performance or achievements to differ materially from those expressed in our forward-looking statements. We cannot assure you that projected results or events will be achieved or will occur. Consequently, you should not place undue reliance on our projections and other forward-looking statements.

Item 8.01 Other Events

At the Annual Meeting of Shareholders convened on September 27, 2011, the Company announced that an insufficient number of votes had been cast to establish a quorum of shares present in person or by proxy at the meeting. As a result, the meeting was adjourned until 8:00 a.m. on November 15, 2011, to allow additional time for shareholders to submit proxies to vote on the election of directors. The meeting will be reconvened at the Company's headquarters, located at 3100 Airport Way South, Seattle, Washington, at 8:00 a.m. on November 15, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TC GLOBAL, INC.

Date: October 6, 2011	By:	/s/ Catherine M. Campbell
Catherine M. Campbell
Chief Financial Officer